Exhibit 10(d)

TENTH AMENDMENT TO THE

CPC SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM

This amendment to the CPC Supplemental Executive Retirement Program (“CPC SERP”), as described below, clarifies the limitations applied to the benefit formula under the program. The provisions in this amendment are effective July 1, 2003.

1.	Section F.05 (Benefit Limit) is replaced with the following:

F.05	Benefit Limit. Accruals under Section F.04 will be limited as provided in this Section.

(a)	Accruals for a Participant under this Program may not exceed the lesser of (1) or (2) below, adjusted as described in (b):

(1)	60% of Final Average Salary; or

(2)	the amount calculated under Section G.04 above.

(b)	The amounts calculated under (1) and (2) above will be multiplied by any applicable early retirement factor and further reduced by the early retirement benefits the participant is eligible for, including all early retirement subsidies, supplements, and other such benefits, under all plans, programs, and arrangements maintained by the Company, whether qualified (excluding all defined contribution plans) or nonqualified (excluding contributory plans), including, but not limited to, the following:

(1)	the Qualified Plans and any other defined benefit plan qualified under section 401(a) of the Code which is maintained by the Affiliated Companies, was maintained by any other employer while it was an Affiliated Company, or was maintained by an Affiliated Company prior to being acquired by the Company;

(2)	the Northrop Grumman ERISA Supplemental Plan 1 and the Northrop Grumman Supplemental Plan 2, including the ERISA Supplemental Program 2 described in Appendix B of that plan;

(3)	the Grumman Corporation Supplemental Retirement Plan and the Grumman Excess Plan;

(4)	the Litton Restoration Plan (Part I benefits only), the Litton Restoration Plan II (Part I benefits only), and the Litton Supplemental Executive Retirement Plan;

(5)	any benefit enhancements under change-in-control Special Agreements (including enhancements for age and service) that Participants have entered into with the Company (“Special Agreements”) for those entitled to it; and

(6)	any other Company plan, program, arrangement or individual contract which provides a nonqualified, defined benefit pension benefit.

(c)	The limits in (a) may not be exceeded even after the benefits under this Program have been enhanced by the benefit under Special Agreements enhancing age and service.

(d)	For purposes of the offset in (b):

(1)	in the event a Participant’s benefit under this Program commences prior to reaching age 65, benefits under this Program will be offset for the plans described in (b) by converting the benefits paid or payable from such plans to an actuarially equivalent single life annuity benefit commencing upon the earliest retirement age under this Program. For this purpose, the benefit will be converted to an early retirement benefit under each applicable plan’s terms and adjusted for different normal forms of benefits or different commencement dates using the actuarial assumptions of Section F.09;

(2)	in the event a Participant’s benefit under this Program or any plan described in (b) commences upon reaching age 65, benefits under all the plans will be compared on the basis of a single, straight life annuity commencing at age 65 using the assumptions stated in Section F.09; or

(3)	in the event a participant has previously received a distribution from one of the applicable Qualified Plans for a period of prior service that is included for purposes of calculating a benefit under this Program, that previously received benefit will not true-up with any other plan upon retirement, but will be treated as accrued separately for all purposes and included for purposes of the Benefit Limit.

(e)	For purposes of this Section, Final Average Salary will be calculated without regard to the limits in section 401(a)(17) of the Code.

(f)	Grandfathered Minimum Benefit. For active Participants under the Program as of June 30, 2003, their benefit at any point in time will never be less than the benefit as computed under the terms of the Program, as they existed on June 30, 2003.

IN WITNESS WHEREOF, this Compensation Committee has caused this Amendment to be executed by its duly authorized representative on this 22 day of July , 2003.

COMPENSATION COMMITTEE OF NORTHROP GRUMMAN CORPORATION

By:	/s/ J. MICHAEL HATELEY
J. Michael Hateley Vice President and Chief Human Resources and Administrative Officer

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